As filed with the Securities and Exchange Commission on May 21, 2014.

Registration Statement No. 333-195413

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KANSAS CITY SOUTHERN*

(Exact name of registrant as specified in its charter)

Delaware	4011	44-0663509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

THE KANSAS CITY SOUTHERN RAILWAY COMPANY*

(Exact name of registrant as specified in its charter)

*And the Guarantors listed below

Missouri	4011	44-6000758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

816-983-1303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William J. Wochner, Esq. Kansas City Southern 427 West 12th Street Kansas City, Missouri 64105 816-983-1324	Gary Kashar White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, Telephone (816) 983-1303.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-195413) is being filed solely for the purpose of filing certain exhibits, as indicated on the exhibit index contained in Item 21 of Part II below. This Amendment No. 1 does not modify the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Corporations

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Under Section 145(c) of the DGCL, where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Kansas City Southern

Certificate of Incorporation and Bylaws. Article 16 of the restated certificate of incorporation of KCS provides that, to the fullest extent permitted by the DGCL, no director of KCS shall be liable to KCS or its stockholders for money damages for breach of fiduciary duty as a director.

Article X of the bylaws of KCS, as amended and restated (the “KCS Bylaws”), provides that each person who at any time is, or shall have been, a director, officer or employee of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of KCS, or served at the request of KCS as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL. Article X of the KCS Bylaws further provides that the right to indemnification conferred on directors and officers thereunder shall include the right to have KCS pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred shall be made only upon delivery to KCS of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under the KCS Bylaws.

The Kansas City Northern Railway Company

Certificate of Incorporation and Bylaws. Article VIII of the certificate of incorporation of the Kansas City Northern Railway Company (“KCNRC”) provides that directors and officers of KCNRC shall be indemnified to the maximum extent permitted by law. Article IX of the certificate of incorporation the KCNRC further provides that directors shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL.

Article VII of the amended and restated bylaws of KCNRC provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCNRC or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCNRC to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCNRC in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCNRC; provided, that in connection with a proceeding initiated by such person, KCNRC shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCNRC after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCNRC to recover the unpaid amount of the claim or the advancement of expenses.

Trans-Serve, Inc.

Certificate of Incorporation and Bylaws. Article Thirteen of the amended certificate of incorporation of Trans-Serve, Inc. (“TSI”) provides that each person who at any time is, or shall have been, a director or officer of TSI, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TSI, or served at the request of TSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by TSI against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Fourteen of the amended certificate of incorporation of TSI further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of TSI provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of TSI or the legal representative of any of the foregoing, shall be indemnified and held harmless by TSI to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by TSI in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by TSI; provided, that in connection with a proceeding initiated by such person, TSI shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by TSI after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against TSI to recover the unpaid amount of the claim or the advancement of expenses.

KCS Holdings I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Holdings I, Inc. (“KCSH”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSH or is or was serving at the request of KCSH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSH to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSH further provides a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSH provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSH or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSH to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSH in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSH; provided, that in connection with a proceeding initiated by such person, KCSH shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSH after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSH to recover the unpaid amount of the claim or the advancement of expenses.

KCS Ventures I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Ventures I, Inc. (“KCSV”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSV or is or was serving at the request of KCSV as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSV to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSV further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSV provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSV or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSV to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSV in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSV; provided, that in connection with a proceeding initiated by such person, KCSV shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSV after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSV to recover the unpaid amount of the claim or the advancement of expenses.

Southern Industrial Services, Inc.

Certificate of Incorporation and Bylaws. Article Eleven of the amended certificate of incorporation of Southern Industrial Services, Inc. (“SIS”) provides that each person who at any time is, or shall have been, a director or officer of SIS, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of SIS, or served at the request of SIS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by SIS against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Twelve of the amended certificate of incorporation of SIS further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of SIS provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of SIS or the legal representative of any of the foregoing, shall be indemnified and held harmless by SIS to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by SIS in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by SIS; provided, that in connection with a proceeding initiated by such person, SIS shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by SIS after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against SIS to recover the unpaid amount of the claim or the advancement of expenses.

Veals, Inc.

Bylaws. Article VII of the amended and restated bylaws of Veals, Inc. (“Veals”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Veals or the legal representative of any of the foregoing, shall be indemnified and held harmless by Veals to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Veals in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Veals; provided, that in connection with a proceeding initiated by such person, Veals shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Veals after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Veals to recover the unpaid amount of the claim or the advancement of expenses.

Pabtex, Inc.

Certificate of Incorporation and Bylaws. Article 9(a) of the certificate of incorporation of Pabtex, Inc. (“Pabtex”) provides that a director of Pabtex shall not be personally liable to Pabtex or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL. Article 9(b) of the certificate of incorporation of Pabtex further provides that Pabtex shall, to the fullest extent permitted by law, indemnify any and all officers and directors of Pabtex, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

Article VII of the amended and restated bylaws of Pabtex provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Pabtex or the legal representative of any of the foregoing, shall be indemnified and held harmless by Pabtex to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Pabtex in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Pabtex; provided, that in connection with a proceeding initiated by such person, Pabtex shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Pabtex after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Pabtex to recover the unpaid amount of the claim or the advancement of expenses.

Illinois Corporations

Illinois Business Corporation Act. Under Section 8.75(a) of the Illinois Business Corporation Act of 1983 (“ILBCA”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 8.75(b) of the ILBCA, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).

Under Section 8.75(g) of the ILBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions Section 8.75 of the ILBCA.

Gateway Eastern Railway Company

Bylaws. Article VI of the amended and restated bylaws of Gateway Eastern Railway Company (“Gateway”) provides that Gateway shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Gateway) by reason of the fact that he or she is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Gateway shall indemnify each director, officer, employee and agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Gateway to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Gateway unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Article VI of the amended and restated bylaws further provides that the determination of whether to indemnify such director, officer, employee or agent shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Gateway in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. If Gateway has paid indemnity or has advanced expenses to a director, officer, employee or agent, Gateway shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Missouri Corporations

General and Business Corporation Law of Missouri. Under Section 351.355(1) of the General and Business Corporation Law of Missouri (the “Missouri GBCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Under Section 351.355(2) of the Missouri GBCL, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Section 351.355(3) of the Missouri GBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Under Section 351.355(8) of the Missouri GBCL, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 351.355 of the Missouri GBCL.

The Kansas City Southern Railway Company

Certificate of Incorporation and Bylaws. Article Ten of the amended certificate of incorporation provides that KCSR shall indemnify directors and officers to the full extent permitted by Section 351.355 of the Missouri GBCL.

Article VII of the amended and restated bylaws of KCSR provide that KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KCSR) by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of KCSR to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to KCSR unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of KCSR provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of KCSR has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of KCSR, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of KCSR (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of KCSR further provides that expenses may be paid by KCSR in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by KCSR. KCSR may provide such further indemnity to any person who is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, KCSR’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by KCSR, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

The Southern Development Company

Bylaws. Article VII of the amended and restated bylaws of the Southern Development Company (“SDC”) provides that SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SDC) by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SDC to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SDC unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of SDC provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of SDC has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of SDC, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of SDC (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of SDC further provides that expenses may be paid by SDC in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by SDC. SDC may provide such further indemnity to any person who is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, SDC’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by SDC, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description
3.1.1	Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to KCS’s Current Report on Form 8-K, filed on May 7, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.1.

3.1.2	Amendments to the Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to KCS’s Current Report on Form 8-K, filed on May 5, 2014
(File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.2.

3.2	Amended and Restated Bylaws of Kansas City Southern, as amended and restated on May 1, 2014, filed as Exhibit 3.2 to KCS’s Current Report on Form 8-K, filed on May 5, 2014
(File No. 1-4717) , is incorporated herein by reference as Exhibit 3.2.

3.3**	Amended Certificate of Incorporation of The Kansas City Southern Railway Company.

3.4**	Amended and Restated Bylaws of The Kansas City Southern Railway Company, as adopted on May 18, 2009.

3.5**	Certificate of Incorporation of Gateway Eastern Railway Company.

3.6**	Amended and Restated Bylaws of Gateway Eastern Railway Company, as adopted on July 1, 2008.

3.7**	Certificate of Incorporation of The Kansas City Northern Railway Company.

3.8**	Amended and Restated Bylaws of The Kansas City Northern Railway Company, as adopted on July 1, 2008.

3.9**	Amended Certificate of Incorporation of Trans-Serve, Inc.

3.10**	Amended and Restated Bylaws of Trans-Serve, Inc., as adopted on July 1, 2008.

3.11**	Certificate of Incorporation of KCS Holdings I, Inc.

3.12**	Amended and Restated Bylaws of KCS Holdings I, Inc., as adopted on July 1, 2008.

3.13**	Certificate of Incorporation of KCS Ventures I, Inc.

3.14**	Amended and Restated Bylaws of KCS Ventures I, Inc., as adopted on July 1, 2008.

3.15**	Certificate of Incorporation of Southern Development Company.

3.16**	Amended and Restated Bylaws of Southern Development Company, as adopted on July 1, 2008.

3.17**	Amended Certificate of Incorporation of Southern Industrial Services, Inc.

3.18**	Amended and Restated Bylaws of Southern Industrial Services, Inc., as adopted on July 1, 2008.

3.19**	Certificate of Incorporation of Veals, Inc.

3.20**	Amended and Restated Bylaws of Veals, Inc., as adopted on July 1, 2008.

3.21**	Certificate of Incorporation of Pabtex, Inc.

3.22**	Amended and Restated Bylaws of Pabtex, Inc., as adopted on July 1, 2008.

4.1	As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, KCS has not filed with this Registration Statement on Form S-4 certain instruments defining the rights of holders of long-term debt of KCS and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of KCS and its subsidiaries on a consolidated basis. KCS agrees to furnish a copy of any such agreements to the SEC upon request.

4.2	2043 Notes Indenture, dated April 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.

4.2.1	Registration Rights Agreement, dated April 29, 2013, among KCSR, the Guarantors and J.P. Morgan Securities LLC (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), filed as exhibit 4.2 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.1.

4.2.2**	Form of Rule 144A Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.2.3**	Form of Regulation S Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.2.4**	Form of Special Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.3	2020 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.

4.3.1	2023 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.2 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.1.

4.3.2	Registration Rights Agreement, dated May 3, 2013, among KCSM, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.2.

4.3.3	Form of Rule 144A Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.3.

4.3.4	Form of Regulation S Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.4.

4.3.5	Special Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.5.

4.3.6	Form of Rule 144A Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.6.

4.3.7	Form of Regulation S Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.7.

4.3.8	Special Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.8.

4.4	2023 Notes Indenture, dated October 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.

4.4.1	Registration Rights Agreement, dated October 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.1.

4.4.2**	Form of Rule 144A Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.4.3**	Form of Regulation S Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.4.4**	Form of Special Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.5	2016 Notes Indenture, dated October 29, 2013, among KCSM and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.

4.5.1	Registration Rights Agreement, dated October 29, 2013, among KCSM and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.2 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.1.

4.5.2	Form of Rule 144A Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.2 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.2.

4.5.3	Form of Regulation S Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.3 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.3.

4.5.4	Special Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.4 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.4.

5.1**	Legal Opinion of White & Case LLP.

5.2*	Legal Opinion of Husch Blackwell LLP.

10.1	Form of Officer Indemnification Agreement, attached as Exhibit 10.1 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.1.

10.2	Form of Director Indemnification Agreement, attached as Exhibit 10.2 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.2.

10.3	Directors Deferred Fee Plan, adopted August 20, 1982, as amended and restated effective May 2, 2007, filed as Exhibit 10.3 to KCS’s Form 10-K for the year ended December 31, 2010, filed on February 9, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.3.

10.4	Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective as of August 7, 2007 (the “Amended 1991 Plan”), filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended September 30, 2007, filed on October 26, 2007 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.

10.4.1	First Amendment to the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, effective July 2, 2008, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on July 8, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.1.

10.4.2	Form of Non-Qualified Stock Option Award Agreement for employees under the Amended 1991 Plan, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.2.

10.4.3	Form of Non-Qualified Stock Option Award Agreement for Directors under the Amended 1991 Plan, filed as Exhibit 10.8.3 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.3.

10.4.4	Form of Non-Qualified Stock Option Award agreement for employees under the Amended 1991 Plan (referencing threshold dates), filed as Exhibit 10.8.4 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.4.

10.4.5	Form of Restricted Shares Award Agreement (cliff vesting) under the Amended 1991 Plan, filed as Exhibit 10.5.6 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.5.

10.4.6	Form of Restricted Shares Award Agreement under the Amended 1991 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.8.7 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.6.

10.4.7	Form of Restricted Shares Award Agreement (consultants) under the Amended 1991 Plan, filed as Exhibit 10.5.9 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.7.

10.4.8	Form of Restricted Shares Award Agreement (executive plan) under the Amended 1991 Plan, filed as Exhibit 10.5.10 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.8.

10.5	Employment Agreement, as amended and restated January 1, 2001, among KCS, KCSR and Michael R. Haverty, filed as Exhibit 10.12 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.

10.5.1	Addendum to Employment Agreement, dated August 18, 2004, between KCSR, KCS and Michael R. Haverty, filed as Exhibit 10.8.1 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.1.

10.5.2	Amendment to Amended and Restated Employment Agreement, effective January 1, 2005, among KCSR, KCS and Michael R. Haverty, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.2.

10.5.3	Addendum to Employment Agreement, effective January 1, 2009, between KCS, KCSR and Michael R. Haverty, filed as Exhibit 10.7.3 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.3.

10.5.4	Addendum to Employment Agreement, dated June 28, 2010, among KCS, KCSR and Michael Haverty, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 29, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.4.

10.5.5	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Michael R. Haverty, filed as Exhibit 10.5.5 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.5.

10.6	Employment Agreement, dated May 15, 2006, between KCSR and Patrick J. Ottensmeyer (the “Ottensmeyer Employment Agreement”), attached as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 12, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.

10.6.1	Amendment No. 1 to the Ottensmeyer Employment Agreement, dated May 7, 2007, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended June 30, 2007, filed on July 27, 2007 (File No. 1-4717), is incorporated by reference as Exhibit 10.6.1.

10.6.2	Addendum to Employment Agreement, effective January 1, 2009, between KCS, KCSR and Patrick J. Ottensmeyer, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.2.

10.6.3	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Patrick J. Ottensmeyer, filed as Exhibit 10.6.3 KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.3.

10.7	Kansas City Southern Executive Plan, as amended and restated January 1, 2009, filed as Exhibit 10.10 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.7.

10.8	Kansas City Southern Annual Incentive Plan, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended June 30, 2013, filed on July 19, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.8.

10.9	English translation of concession title granted by the Secretaría de Comunicaciones y Transportes (“SCT”) in favor of Ferrocarril del Noreste, S.A. de C.V. (“FNE”), dated December 2, 1996, filed as Exhibit 10.10 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.9.

10.9.1	English translation of amendment, dated February 12, 2001, filed as Exhibit 10.10.1 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, is incorporated herein by reference as Exhibit 10.9.1.

10.9.2	English translation of amendment no. 2, dated November 22, 2006, filed as Exhibit 10.10.2 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, amended February 12, 2001, is incorporated herein by reference as Exhibit 10.9.2.

10.10	Lease Agreement, originally dated June 26, 2001 and amended March 26, 2002, between KCSR and Broadway Square Partners LLP, filed as Exhibit 10.34 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.10.

10.11	Agreement to Forego Compensation between A. Edward Allinson and KCS, fully executed on March 30, 2001; Loan Agreement between A. Edward Allinson and KCS, fully executed on September 18, 2001; and the Promissory Note executed by the Trustees of The A. Edward Allinson Irrevocable Trust Agreement, dated June 4, 2001, Courtney Ann Arnot, A. Edward Allinson III and Bradford J. Allinson, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.36 to KCS’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.11.

10.12	Agreement to Forego Compensation between Michael G. Fitt and KCS, fully executed on March 30, 2001; Loan Agreement between Michael G. Fitt and KCS, fully executed on September 7, 2001; and the Promissory Note executed by the Trustees of The Michael G. and Doreen E. Fitt Irrevocable Insurance Trust, Anne E. Skyes, Colin M-D. Fitt and Ian D.G. Fitt, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.37 to KCS’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.12.

10.13	Transaction Agreement, dated December 1, 2005, among KCS, KCSR, Norfolk Southern Corporation and The Alabama Great Southern Railroad Company (the “Transaction Agreement”), filed as Exhibit 10.46 to KCS’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.

10.13.1	Amendment No. 1 to the Transaction Agreement, dated January 17, 2006, filed as Exhibit 10.47 to KCS’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.1.

10.13.2	Amendment No. 2 to the Transaction Agreement, dated May 1, 2006, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.2.

10.13.3	Limited Liability Company Agreement of Meridian Speedway, LLC, dated May 1, 2006, between the Alabama Great Southern Railroad Company and KCS, filed as Exhibit 10.3 to KCS’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.3.

10.13.4	Amendment No. 1 and Waiver to Limited Liability Company Agreement, dated August 12, 2011, among Meridian Speedway, LLC, KCS, KCS Holdings, Inc. and The Alabama Great Southern Railroad Company, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.4.

10.14	Participation Agreement, dated August 2, 2006, among KCSR, KCSR Trust 2006-1 (acting through Wilmington Trust Company, as owner trustee) (“2006 Trust”), HSH Nordbank AG, New York Branch, Wells Fargo Bank Northwest, National Association, and DVB Bank AG, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.

10.14.1	Equipment Lease Agreement, dated August 2, 2006, between KCSR and the KCSR Trust 2006-1, filed as Exhibit 10.41 to KCS’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.1

10.15	Lease Agreement, dated September 25, 2005, between KCSR and Louisiana Southern Railroad, Inc., filed as Exhibit 10.5 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.

10.16	Lease Agreement, dated September 25, 2005, between KCSR and Alabama Southern Railroad, Inc., filed as Exhibit 10.6 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.16.

10.17	Lease Agreement, dated September 25, 2005, between KCSR and Arkansas Southern Railroad, Inc., filed as Exhibit 10.7 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.17.

10.18	Lease Agreement, dated September 25, 2005, between KCSR and Arkansas Southern Railroad, Inc., filed as Exhibit 10.8 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.18.

10.19	Lease Agreement, dated September 25, 2005, between KCSR and Louisiana Southern Railroad, Inc., filed as Exhibit 10.9 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.19.

10.20	Participation Agreement, dated September 27, 2007, among KCSR, KCSR 2007-1 Statutory Trust (acting through U.S. Bank Trust National Association, as owner trustee) (“2007 Trust”), U.S. Bank Trust National Association, GS Leasing (KCSR 2007-1) LLC, Wilmington Trust Company, and KfW, filed as Exhibit 10.51 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.

10.20.1	Equipment Lease Agreement, dated September 27, 2007, between KCSR and the KCSR 2007-1 Statutory Trust, filed as Exhibit 10.52 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.1.

10.21	Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”), filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 7, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.

10.21.1	Form of Non-Qualified Stock Option Award Agreement under the 2008 Plan, filed as Exhibit 10.47.1 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.1.

10.21.2	Form of Restricted Shares Award Agreement (cliff vesting) under the 2008 Plan, filed as Exhibit 10.47.2 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.2.

10.21.3	Form of Restricted Shares Award Agreement (graded vesting) under the 2008 Plan, filed as Exhibit 10.47.3 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.3.

10.21.4	Form of Restricted Shares Award Agreement under the 2008 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.47.4 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.4.

10.21.5	Form of Restricted Shares Award and Performance Shares Award Agreement under the 2008 Plan, filed as Exhibit 10.47.5 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.5.

10.21.6	Form of Restricted Shares Award Agreement (performance based vesting) under the 2008 Plan, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on September 17, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.6.

10.21.7	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on March 1, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.7.

10.21.8	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on March 1, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.8.

10.21.9	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.3 to KCS’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.9.

10.21.10	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.4 to KCS’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.10.

10.21.11	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.11.

10.21.12	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.12.

10.21.13	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.13.

10.21.14	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.14.

10.22	Participation Agreement (KCSR 2008-1), dated as of April 1, 2008, among KCSR, KCSR 2008-1 Statutory Trust (acting through U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee) (“KCSR 2008-1 Statutory Trust”), U.S. Bank Trust National Association (only in its individual capacity as expressly provided therein), MetLife Capital, Limited Partnership (as Owners Participant), Wilmington Trust Company (as Indenture Trustee) and Export Development Canada (as Loan Participant), filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.

10.22.1	Equipment Lease Agreement (KCSR 2008-1), dated as of April 1, 2008, between KCSR 2008-1 Statutory Trust (as Lessor) and KCSR (as Lessee), filed as Exhibit 10.3 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.1.

10.23	Loan and Security Agreement, dated February 26, 2008, between KCSM and Export Development Canada, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.23.

10.24	Loan Agreement, dated as of September 24, 2008, between KCSM and DVB Bank AG, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended September 30, 2008, filed on October 28, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.24.

10.25	English translation of the Employment Agreement, dated April 20, 2006, between Kansas City Southern de México, S.A. de C.V. and José Guillermo Zozaya Delano, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended March 31, 2009, filed on April 30, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.25.

10.25.1	English translation of Amendment Agreement to the Individual Indefinite Employment Contract of April 20, 2006, dated May 27, 2009, between KCSM and José Guillermo Zozaya Delano, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.25.1.

10.26	Employment Agreement, dated August 15, 2008, between KCSR and Michael W. Upchurch, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 22, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.26.

10.26.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Michael W. Upchurch, filed as Exhibit 10.28.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.26.1.

10.27	Employment Agreement, dated September 10, 2008, between KCSR and David Starling, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on September 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.

10.27.1	Addendum to Employment Agreement, dated June 28, 2010, among KCS, KCSR and David L. Starling, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on June 29, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.1.

10.27.2	Amendment to Employment Agreement dated December 17, 2012, between KCSR and David L. Starling, filed as Exhibit 10.29.2 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.2.

10.28	Employment Agreement, dated September 28, 2009, between KCSR and Mary K. Stadler, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.28.

10.28.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Mary K. Stadler, filed as Exhibit 10.30.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.28.1.

10.29	Settlement Agreement, dated February 9, 2010, between KCSM and Ferrocarril Mexicano S.A. de C.V. (“Ferromex”), Ferrosur S.A. de C.V., Minera Mexico, S.A. de C.V., Infraestructura y Transportes Ferroviarios, S.A. de C.V., Infraestructura y Transportes Mexico, S.A. de C.V., Lineas Ferroviarias de Mexico, S.A. de C.V., Grupo Ferroviario Mexicano, S.A. de C.V., and Grupo Mexico, S.A. B. de C.V., filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended March 31, 2010, filed on April 27, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.29.

10.30	Trackage Rights Agreement, dated February 9, 2010, between KCSM and Ferromex, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2010, filed on April 27, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.30.

10.31	Restatement Agreement dated November 21, 2012, by and among KCS, KCSR, certain of their subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on November 21, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.

10.31.1	Second Amended and Restated Credit Agreement dated as of November 21, 2012, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto as lenders, The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunning managers, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on November 21, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.1.

10.31.2	Amended and Restated Security Agreement, dated July 12, 2011, by and among KCS, KCSR, certain of their subsidiaries named therein as grantors and The Bank of Nova Scotia, as collateral agent, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on July 13, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.2.

10.31.3	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of January 30, 2014, by and among The Kansas City Southern Railway Company (the “Borrower”), Kansas City Southern (the “Parent”), certain subsidiaries of the Borrower and the Parent as guarantors, the various financial institutions party thereto, and the Bank of Nova Scotia, as administrative agent, collateral agent, issuing bank and swing line bank, filed as Exhibit 10.31.3 to this Annual Report on Form 10-K.

10.32	Restatement Agreement dated as of November 29, 2012, by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on November 30, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.32.

10.32.1	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between Kansas City Southern de México, S.A. de C.V., the various financial institutions and other persons from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on November 30, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.32.1.

10.32.2	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of January 30, 2014, by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries as guarantors, the various financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, issuer and swing line lender, filed as Exhibit 10.32.2 to this Annual Report on Form 10-K.

10.33	Form of Loan Agreement between General Electric Capital Corporation and KCSM, dated September 1, 2011, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.33.

10.34	Financing Agreement dated as of February 21, 2012, between The Kansas City Southern Railway Company and the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 22, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.34.

10.35	Employment Agreement dated July 24, 2009, between The Kansas City Southern Railway Company and David R. Ebbrecht, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on August 13, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.35.

10.35.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and David R. Ebbrecht, filed as Exhibit 10.35.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.35.1.

10.36	Purchase Agreement, dated April 24, 2013, among KCSR, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.36.

10.37	Purchase Agreement, dated April 24, 2013, among KCSM, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.2 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.37.

10.38	Purchase Agreement, dated October 24, 2013, among KCSR, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.38.

10.39	Purchase Agreement, dated October 24, 2013, among KCSM, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.39.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Kansas City Southern (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of Kansas City Southern, filed on January 31, 2014).

23.1**	Consent of KPMG LLP.

23.2**	Consent of White & Case LLP (included as part of Exhibit 5.1).
23.3*	Consent of Husch Blackwell LLP (included as part of Exhibit 5.2).

24.1**	Powers of Attorney (included on signature pages).

25.1**	Statement of Eligibility of Trustee on Form T-1.

99.1**	Form of Letter of Transmittal.

99.2**	Form of Exchange Agent Agreement.

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) That, for purposes of determining any liability under the Securities Act, each filing of KCS’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

KANSAS CITY SOUTHERN

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Robert J. Druten* Robert J. Druten	Chairman of the Board	May 21, 2014

/s/ David L. Starling David L. Starling	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Lu M. Córdova* Lu M. Córdova	Director	May 21, 2014

/s/ Henry R. Davis* Henry R. Davis	Director	May 21, 2014

/s/ Terrence P. Dunn* Terrence P. Dunn	Director	May 21, 2014

/s/ Antonio O. Garza, Jr.* Antonio O. Garza, Jr.	Director	May 21, 2014

/s/ Michael R. Haverty* Michael R. Haverty	Director	May 21, 2014

/s/ Thomas A. McDonnell* Thomas A. McDonnell	Director	May 21, 2014

/s/ Rodney E. Slater* Rodney E. Slater	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ David R. Ebbrecht* David R. Ebbrecht	Director	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

/s/ William J. Wochner* William J. Wochner	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ David R. Ebbrecht* David R. Ebbrecht	Director	May 21, 2014

/s/ Patrick J. Ottensmeyer* Patrick J. Ottensmeyer	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

/s/ Patrick J. Ottensmeyer* Patrick J. Ottensmeyer	Director	May 21, 2014

/s/ William J. Wochner* William J. Wochner	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Patrick J. Ottensmeyer* Patrick J. Ottensmeyer	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

TRANS-SERVE, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

KCS HOLDINGS I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Patrick J. Ottensmeyer* Patrick J. Ottensmeyer	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

KCS VENTURES I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Patrick J. Ottensmeyer* Patrick J. Ottensmeyer	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

VEALS, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ David R. Ebbrecht* David R. Ebbrecht	Director	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 21, 2014.

PABTEX, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	May 21, 2014

/s/ Michael W. Upchurch* Michael W. Upchurch	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 21, 2014

/s/ Mary K. Stadler* Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 21, 2014

/s/ David R. Ebbrecht* David R. Ebbrecht	Director	May 21, 2014

/s/ Warren K. Erdman* Warren K. Erdman	Director	May 21, 2014

*By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Attorney-in-fact